February 15, 2006

U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Re:	Earthworks Entertainment, Inc.
Item 4.02 Form 8-K
File No. 1-15599

We have read and agree with the statements under Item 4.02 of the Form 8-K report dated November 16, 2005.

/s/ Rosenberg Rich Baker Berman & Company
Rosenberg Rich Baker Berman & Company